                           SIXTH AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

     This Sixth Amended and Restated Employment Agreement (the "Agreement") is
dated as of May 19, 2004, and is entered into between RenaissanceRe Holdings
Ltd., a Bermuda Company (the "Company"), and James N. Stanard ("Executive").

     WHEREAS, Executive and the Company are parties to that certain Fifth
Amended and Restated Employment Agreement, dated November 8, 2002 (the "Prior
Agreement"); and

     WHEREAS, Executive and the Company have agreed to amend the Prior Agreement as set forth herein, effective as of the date hereof, but subject to the condition that the Company's shareholders subsequently approve the Company's
2004 Stock Option Incentive Plan (the "2004 Plan").

     NOW, THEREFORE, the parties hereby agree as follows:

                                   ARTICLE I.

                     EMPLOYMENT, DUTIES AND RESPONSIBILITIES

     1.01. Employment. The Executive shall continue to serve as Chief Executive
Officer and Chairman of the Board of Directors of the Company (the "Board") and
its subsidiary, Renaissance Reinsurance Ltd. Executive agrees to devote his full time and efforts to promote the interests of the Company.

     1.02. Duties and Responsibilities. Executive shall have such duties and responsibilities as are consistent with his position.

     1.03. Base of Operation. Executive's principal base of operation for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in Hamilton, Bermuda; provided, however, that Executive shall perform such duties and responsibilities outside of Bermuda as shall from time to time be reasonably necessary to fulfill his obligations hereunder.
Executive's performance of any duties and responsibilities outside of Bermuda shall be conducted in a manner consistent with any guidelines provided to
Executive by the Board.

                                  ARTICLE II.

                                      TERM

     2.01. Term. The term of Executive's employment pursuant to this Agreement
(the "Term") shall be deemed to have commenced on May 19, 2004 and, unless terminated earlier as provided in Article V, shall continue until the earlier of
(i) June 30, 2007, or (ii) the date which is one year following a "Change in
Control" (as defined in the 2004 Plan).

                                  ARTICLE III.

                            COMPENSATION AND EXPENSES

     3.01. Salary, Incentive Awards and Benefits. As compensation and consideration for the performance by Executive of his obligations under this
Agreement, Executive shall be entitled, during the Term, to the following
(subject, in each case, to the provisions of Article V hereof):

     (a) Prior Agreement Compensation. Executive hereby acknowledges that in consideration of entering into this Agreement, subject to Article VIII below, except with respect to base salary accrued through the date hereof, Executive shall have no further rights with respect to cash compensation under the Prior
Agreement.

     (b) Awards. Subject to the approval by the Company's shareholders of the
2004 Plan at a Special General Meeting of Shareholders to be called for such purpose (the "Special Meeting"), Executive shall be granted options (the
"Premium Options") as of the date of the Special Meeting to purchase 2.5 million shares of full voting common stock of the Company (the "Stock"), 1.25 million of which shall have an exercise price equal to 150% of the Fair Market Value (as defined in the 2004 Plan) of the Stock on the date of the Special Meeting, and
1.25 million of which shall have an exercise price equal to 200% of the Fair
Market Value (as defined in the 2004 Plan) of the Stock on the date of the
Special Meeting (in each case subject to the adjustment provisions contained in the 2004 Plan). Subject to Executive's continued employment or as otherwise provided in Section 5.05(a) of this Agreement, the Premium Options shall vest on the fifth anniversary of the date of grant, and shall otherwise be subject to the terms and conditions of the 2004 Plan and a stock option agreement between the Company and Executive evidencing the grant of the Premium Options; provided, however, that in the event of a termination of Executive's employment by the
Company without Cause, or by Executive for Good Reason, or by reason of
Executive's death or disability, vesting of the Premium Options shall be accelerated. Upon any exercise of vested Premium Options, unless otherwise determined by the Compensation Committee of the Board, Executive shall be required to use the "net exercise" procedure described in Section 7(b) of the
2004 Plan, and payment of taxes required to be withheld shall be paid by having shares of Stock withheld by the Company, as described in Section 8(d) of the
2004 Plan; provided, however, that Executive may use other permissible methods under the 2004 Plan to pay for exercise price and/or withholding tax if such
"net exercise" and/or share withholding methods would materially disadvantage
Executive's personal tax position and Executive takes reasonable steps to cooperate with the Company so as to ensure that the Company will not be treated as a "controlled foreign corporation" for U.S. tax purposes.

     (c) Benefits. Executive shall be eligible to participate in such life insurance, health, disability and major medical insurance benefits, and in such other employee benefit plans and programs for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plan or program, except that
Executive shall not be entitled to participate in any plan or program maintained for the purpose of providing retirement income to participants other than the
RenaissanceRe Holdings Ltd. Retirement Plan.

     (d) Vacation. Executive shall be entitled to reasonable paid vacation periods, to be taken at his discretion, in a manner consistent with his obligations to the Company under this Agreement.

     (e) Business Expenses. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time.

     3.02. Expenses; Perquisites.

     (a) General. During the Term, the Company shall provide Executive with customary perquisites for housing, automobile, travel and other expenses as agreed to by the Company, subject to the limitation set forth in Section
3.02(c).

     (b) Incentive Gross-Up. To the extent that perquisites provided to
Executive under subsection 3.02(a) of this Agreement result in imputed income and a resulting increased income tax liability to Executive, the Company shall pay Executive a tax reimbursement benefit in an amount such that, after deduction of all income taxes payable with respect to such tax reimbursement benefit, the amount retained by Executive will be equal to the amount of such increased income tax liability.

     (c) Maximum Amount Payable. The maximum annual amount payable pursuant to
Sections 3.02(a) and (b) with respect to perquisites shall not, in the aggregate, exceed $100,000 for 2004. The maximum annual amount payable for subsequent years with respect to perquisites shall be adjusted as agreed with the Compensation Committee of the Board.

                                  ARTICLE IV.

                                EXCLUSIVITY, ETC.

     4.01. Exclusivity; Non-Competition. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that during the Term he will not engage in any business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates.

     4.02. Other Business Ventures. Executive agrees that during the Term he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in business activities that are competitive with the business activities of the
Company or any of its divisions, subsidiaries or affiliates. The preceding sentence notwithstanding, Executive may own, directly or indirectly, up to 1% of the outstanding capital stock of any business having a class of capital stock which is traded on any major stock exchange or in the over-the-counter market.

     4.03. Confidential Information. Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or

business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its divisions, subsidiaries or affiliates, which he may have learned in connection with his employment hereunder. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean any information that Executive knows to be confidential or proprietary.
Executive's obligation under this Section 4.03(a) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by written records of Executive or (iv) is hereafter disclosed to
Executive by a third party not under an obligation of confidence to the Company.
Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Board, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

     4.04. Non-Competition Obligations. During Executive's employment and, upon any termination of Executive's employment (including upon the expiration of the
Term on the earlier of June 30, 2007 or the date one year following a Change in
Control), Executive shall not, for a period extending until the earlier of (x)
two years from the date of such termination, or (y) June 30, 2008, directly or indirectly, whether as an employee consultant, independent contractor, partner, joint venturer or otherwise, (i) engage in any business activities reasonably determined by the Board to be competitive, to a material extent, with any substantial type or kind of business activities conducted by the Company or any of its divisions, subsidiaries or affiliates at the time of such termination;
(ii) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or any of its divisions, subsidiaries or affiliates to terminate such person's contract of employment or agency, as the case may be, with the Company or with any such division, subsidiary or affiliate or (iii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its divisions, subsidiaries or affiliates, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company or any of its divisions, subsidiaries or affiliates (clauses (i) through (iii)
being, "Competitive Activities"). In addition, Executive shall be prohibited from engaging in Competitive Activities until the later of (i) the expiration or cancellation of all Premium Options, or (ii) one year following Executive's exercise of his last remaining Premium Options. The determination of whether
Executive has engaged in Competitive Activities shall be made in accordance with the procedure set forth in Section 5.05(a) hereof.

     4.05. Remedies. Executive acknowledges that the Company's remedy at law for a breach by him of the provisions of this Article IV will be inadequate.
Accordingly, in the event of the breach or threatened breach by Executive of any provision of this Article IV, the Company

shall be entitled to injunctive relief in addition to any other remedy it may have. If any of the provisions of, or covenants contained in, this Article IV are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Article IV are held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, such provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Article IV in any other jurisdiction.

                                   ARTICLE V.

                                   TERMINATION

     5.01. Termination for Cause. The Company shall have the right to terminate
Executive's employment at any time for "Cause". For purposes of this Agreement,
"Cause" shall mean (a) Executive's willful and continued failure to substantially perform his duties under this Agreement, (b) the engaging by
Executive in willful misconduct which is demonstrably and materially injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise, (c) the commission by Executive of an act of fraud or embezzlement against the Company or any of its divisions, subsidiaries or affiliates, (d) the conviction of Executive of a felony, or (e) Executive's material breach of the provisions of any of Sections 4.01, 4.02, 4.03 or 4.04 of this Agreement, provided Executive has received prior written notice of such breach.

     5.02. Death. In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of
Executive's death.

     5.03. Disability. In the event that Executive suffers a disability which prevents him from substantially performing his duties under this Agreement for a period of at least 90 consecutive days, or 180 non-consecutive days within any
365-day period, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice to Executive in accordance with Section 6.03 of this Agreement.

     5.04. Termination for Good Reason. For purposes of this Agreement, the following circumstances shall constitute "Good Reason":

     (a) the assignment to Executive of any duties materially inconsistent with his authority, duties or responsibilities, or any other action by the Company which results in a material diminution or material adverse change in such authority, duties or responsibilities, excluding for this purpose an isolated action not taken in bad faith and which is remedied promptly after receipt of notice thereof given by Executive;

     (b) any material breach of this Agreement by the Company, other than an isolated failure not occurring in bad faith and which is remedied promptly after receipt of written notice thereof given by Executive;

     (c) any failure by the Company to require any successor to be bound by the terms of this Agreement as required by Section 6.02(b) of this Agreement; or

     (d) any decision by the Board to effect a winding down and eventual dissolution of the Company.

     5.05. Effect of Termination.

     (a) Premium Options. (i) Executive's rights with respect to the Premium
Options upon any termination of his employment with the Company shall be governed exclusively by this Agreement, the terms and conditions of the 2004
Plan, and any agreement executed by Executive in connection with the grant of the Premium Options. In the event of termination of Executive's employment by reason of his resignation upon the expiration of this Agreement on June 30,
2007, Executive shall continue to be treated as employed by the Company for purposes of vesting in Premium Options for so long as Executive has not engaged in any Competitive Activities, provided that, if following such resignation and while such Premium Options are unvested and outstanding (A) Executive dies, all such Premium Options shall vest immediately, or (B) Executive voluntarily resigns from the position of Chairman of the Board prior to June 30, 2008, the
Compensation Committee of the Board may cause Executive to forfeit that number of Premium Options which it deems appropriate under the circumstances, taking into account Executive's obligation not to engage in Competitive Activities. In addition, following such resignation, or following his resignation one year after a Change in Control (if earlier than June 30, 2007), or following any termination of Executive's employment by the Company without Cause, or by
Executive for Good Reason, or by reason of Executive's death or disability,
Premium Options shall remain outstanding and exercisable (to the extent vested)
for their full term as evidenced in any agreement executed by Executive in connection with the grant of Premium Options but, subject to Subsection
5.05(a)(ii), shall immediately expire and terminate if Executive engages in any
Competitive Activities in violation of Section 4.04 of this Agreement.

          (ii) Executive's Premium Options shall not expire and terminate by reason of his engaging in Competitive Activities unless the Company has first given Executive (A) written notice of the specific activities which the Company believes to constitute Competitive Activities, and (B) an opportunity for
Executive to be heard before the Board and/or to cure or cease such activities within 30 days following the receipt of such notice. Executive's Premium Options shall expire and terminate only if Executive fails to cure or cease such activities within such 30-day period. In addition, if Executive notifies the
Board prior to engaging in a business activity and provides the Board with reasonable detail as to the nature of such business activity, the Board shall be required to determine whether such activity is a Competitive Activity and so notify Executive of its determination within 60 days of its receipt of such notice from Executive. If the Board determines that such activity is not a
Competitive Activity, or if it does not notify Executive of its determination within such 60-day period, the Company shall thereafter be precluded from asserting that such activity is a Competitive Activity for purposes of this
Agreement.

     (b) Awards under the 1993 and 2001 Plans. Executive's rights with respect to awards granted under Company's Second Amended and Restated 1993 Stock
Incentive Plan (the "1993 Plan") and 2001 Plan upon any termination of his employment with the Company shall be

governed the terms and conditions of the 1993 Plan and 2001 Plan, as applicable to such award, and any agreement executed by Executive in connection with such awards; provided, however, that for awards granted on or after March 31, 2001,
Executive's rights shall be determined in a manner consistent with the requirements of Section 5.05(b) of the Prior Agreement with respect to continued
vesting and exercisability upon certain terminations of employment, except that,
(i) with respect to awards granted after January 1, 2004, (x) there shall be no requirement that Executive continue to serve on the Board, and (y) with respect to any determination regarding Executive's engagement in a Competitive Activity,
Executive shall have the same notice and cure period rights as provided with respect to the Premium Options, as described in subsection (a) above, and (ii)
the reference in Section 5.05(b) of the Prior Agreement to "termination of
Executive's employment by reason of expiration of this Agreement on July 1,
2005" is hereby modified to read "termination of Executive's employment by reason of expiration of his Sixth Amended and Restated Employment Agreement on
June 30, 2007".

     (c) Obligations of Executive. Subject to this Section 5.05 of this
Agreement, Executive may terminate this Agreement at any time. Except as otherwise provided in Sections 4.03 and 4.04 of this Agreement, Executive shall not have obligations to the Company hereunder by reason of the termination of his employment.

                                  ARTICLE VI.

                                  MISCELLANEOUS

     6.01. Life Insurance. Executive agrees that the Company or any of its divisions, subsidiaries or affiliates may apply for and secure and own insurance on Executive's life (in amounts determined by the Company). Executive agrees to cooperate fully in the application for and securing of such insurance, including the submission by Executive to such physical and other examinations, and the answering of such questions and furnishing of such information by Executive, as may be required by the carrier(s) of such insurance. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its divisions, subsidiaries or affiliates shall be required to obtain any insurance for or on behalf of Executive, except as provided in Section 3.01(c) of this Agreement.

     6.02. Benefit of Agreement; Assignment; Beneficiary.

     (a) This Agreement shall inure to the benefit of and be binding upon the
Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the
Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     6.03. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to
RenaissanceRe Holdings Ltd., Renaissance House, East Broadway, P.O. Box HM 2527,
Hamilton HMGX, Bermuda, Attention: Board of Directors, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to James N.
Stanard, at the address shown on the Company's records, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

     6.04. Entire Agreement; Amendment. Except as otherwise provided in Section
5.05(b) and Article VIII, this Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder including, without limitation, the Prior Agreement. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

     6.05. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

     6.06. Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.07. Enforcement. Executive shall have no right to enforce any of his rights hereunder by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the
Company of this Agreement.

     6.08. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of Bermuda without reference to the principles of conflict of laws.

     6.09. Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

     6.10. No Mitigation; No Offset. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking (and, without limiting the generality of this sentence, no payment otherwise required under this Agreement shall be reduced on account of) other employment or otherwise, and payments under this Agreement shall not be subject to offset in respect of any claims which the Company may have against Executive.

     6.11. Attorneys' Fees. Each party to this Agreement will bear its own expenses in connection with any dispute or legal proceeding between the parties arising out of the subject matter of this Agreement, including any proceeding to enforce any right or provision under this Agreement.

     6.12. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     6.13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     6.14. Other Agreements. Executive represents and warrants to the Company that to the best of his knowledge, neither the execution and delivery of this
Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

     6.15. Subsidiaries, etc. (a) The obligations of the Company under this
Agreement may be satisfied by any subsidiary or affiliate of the Company for which Executive serves as an employee under this Agreement, to the extent such obligations relate to Executive's employment by such subsidiary or affiliate.

     (b) The rights of the Company under this Agreement may be enforced by any subsidiary or affiliate of the Company for which Executive serves as an employee under this Agreement, to the extent such rights relate to Executive's employment by such subsidiary or affiliate.

     6.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                                  ARTICLE VII.

                          INDEMNIFICATION OF EXECUTIVE

     7.01. Indemnification. The Company shall defend, hold harmless and indemnify Executive to the fullest extent permitted by Bermuda law, as currently in effect or as it may hereafter be amended, from and against any and all damages, losses, liabilities, obligations, claims of any kind, costs, interest or expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") that may be incurred or suffered by Executive in connection with or arising out of his service with the Company (whether prior to or following the date hereof), subject only to the provisions of Section 7.02 below.

     7.02. Exceptions to Right of Indemnification. No indemnification shall be made under this Article VII in respect of the following:

     (a) Losses relating to the disgorgement remedy contemplated by Section 16 of the US Securities Exchange Act of 1934;

     (b) Losses arising out of a knowing violation by Executive of a material provision of this Article VII or any other agreement to which Executive is a party with the Company; and

     (c) Losses arising out of a final, nonappealable conviction of Executive by a court of competent jurisdiction for a knowing violation of criminal law.

     Moreover, the Company shall not effect any advances, or advance any costs, relating to any proceeding (or part thereof) initiated by Executive unless the initiation thereof was approved by the Board of Directors of the Company, or as may be approved or ordered by a competent tribunal.

     7.03. Prepayment of Expenses. Unless Executive otherwise elects via written notice to the Company, expenses incurred in defending any civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of a written affirmation of Executive's good faith belief that his conduct does not constitute the sort of behavior that would preclude his indemnification under this Article VII and Executive furnishes the Company a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to be indemnified by the Company under this
Article VII.

     7.04 Continuation of Indemnity. All agreements and obligations of the
Company contained in this Article VII shall continue during the period in which
Executive is employed the Company and shall continue thereafter so long as
Executive shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Executive was a employed by the Company.

     7.05 Indemnification Hereunder Not Exclusive. The indemnification and prepayment of expenses provided by this Article VII is in addition to and shall not be deemed exclusive of any other right to which Executive may be entitled under the Company's Memorandum of Association, the Company's Bye-Laws, any
agreement, any vote of shareholders or disinterested directors, Bermuda law, any other law (common or statutory) or otherwise. Nothing contained in this Article
VII shall be deemed to prohibit the Company from purchasing and maintaining insurance, at its expense, to protect itself or Executive against any expense, liability or loss incurred by it or him, whether or not Executive would be indemnified against such expense, liability or loss under this Article VII;
provided that the Company shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that
Executive has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event the Company makes any indemnification payments to Executive and Executive is subsequently reimbursed from the proceeds of insurance, Executive shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

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                                 ARTICLE VIII.

                      SHAREHOLDER APPROVAL OF THE 2004 PLAN

     8.01. This Agreement remains subject to the condition that Company's shareholders approve the 2004 Plan in accordance with the rules of the New York
Stock Exchange not later than December 15, 2004. In the event the Company's shareholders fail to approve the 2004 Plan, this Agreement shall be void ab initio, and the Prior Agreement shall be reinstated effective as of the date of this Agreement, and Executive shall be entitled to recoup all compensation that would have been payable to him under the Prior Agreement in respect of 2004, to the extent not previously paid to Executive. Notwithstanding the foregoing, in no event shall Executive be entitled to any bonus compensation otherwise payable in respect of the Company's 2003 fiscal year under the Prior Agreement.

     IN WITNESS WHEREOF, the Company and Executive have duly executed this
Agreement as of the date first above written.

                                       RENAISSANCERE HOLDINGS LTD.

                                       By: /s/ John M. Lummis
                                           ------------------
                                           Name:  John M. Lummis
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                       /s/ James N. Stanard
                                       --------------------
                                       James N. Stanard

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